ISSUER FREE WRITING PROSPECTUS No. 1709ZZ Filed Pursuant to Rule 433 Registration Statement No. 333-184193 Dated February 20, 2013 Deutsche Bank AG Buffered Autocallable Optimization Securities
Linked to a Basket of Currencies Relative to the U.S. Dollar due on or about February 25, 2016
Investment Description
The Buffered Autocallable Optimization Securities Linked to a Basket of Currencies Relative to the U.S. Dollar (the “securities”) are unsubordinated and unsecured obligations of Deutsche Bank AG, London Branch (the “Issuer”) with returns linked to the performance of an equally weighted basket of currencies consisting of the Brazilian real (“BRL”), the Mexican peso (“MXN”), the Indian rupee (“INR”) and the Korean won (“KRW”) (each, a “Basket Currency” and together, the “Basket”) relative to the U.S. dollar (the “Reference Currency”). If the Final Basket Level on any Observation Date (including the Final Valuation Date) is equal to or greater than the Initial Basket Level, meaning that the Basket Currencies have, as a whole, remained unchanged or strengthened against the U.S. dollar,  Deutsche Bank AG will automatically call the securities and pay you a Call Price equal to the Face Amount per security plus a Call Return based on the Call Return Rate specified below. The Call Return increases the longer the securities are outstanding. If the securities are not automatically called and the Final Basket Level on the Final Valuation Date is less than the Initial Basket Level, meaning that the Basket Currencies have, as a whole, weakened against the U.S. dollar, by an amount not greater than the Buffer Amount of 10.00%, Deutsche Bank AG will repay the full Face Amount of the securities at maturity. However, if the Final Basket Level on the Final Valuation Date is less than the Initial Basket Level by an amount greater than the Buffer Amount, the Issuer will repay less than the full Face Amount of securities at maturity, resulting in a loss of 1.00% of your initial investment for every 1.00% that the Final Basket Level on the Final Valuation Date is less than the Initial Basket Level by an amount greater than the Buffer Amount, up to a loss of 90.00% of your initial investment. The Spot Rate for each Basket Currency is expressed as units of the respective currency per one U.S. dollar. Investing in the securities involves significant risks. You may lose up to 90.00% of the Face Amount per security. The downside market exposure to the Basket is buffered only if you hold the securities to maturity. Any payment on the securities, including any payment upon an automatic call or any repayment of your initial investment at maturity, is subject to the creditworthiness of the Issuer. If the Issuer were to default on its payment obligations, you might not receive any amounts owed to you under the securities and you could lose your entire investment.
Features	Key Dates1
     Call Return — If the Final Basket Level on any Observation Date (including the Final Valuation Date) is equal to or greater than the Initial Basket Level, Deutsche Bank AG will automatically call the securities and pay you a Call Price equal to the Face Amount per security plus a Call Return based on the Call Return Rate specified below. The Call Return increases the longer the securities are outstanding. If the securities are not called, investors will be exposed to any decline in the level of the Basket in excess of the Buffer Amount at maturity.

     Buffered Downside Market Exposure — If the securities are not previously called, you hold the securities to maturity and the Final Basket Level on the Final Valuation Date is less than the Initial Basket Level by an amount not greater than the Buffer Amount, the Issuer will repay the Face Amount per security. However, if the Final Basket Level on the Final Valuation Date is less than the Initial Basket Level by an amount greater than the Buffer Amount, the Issuer will pay you less than the Face Amount per security, resulting in a loss of 1.00% of your initial investment for every 1.00% that the Final Basket Level on the Final Valuation Date is less than the Initial Basket Level by an amount greater than the Buffer Amount. You may lose up to 90.00% of the Face Amount per security. Downside market exposure to the Basket is buffered only if you hold the securities to maturity. Any payment on the securities, including any payment upon an automatic call or any repayment of your initial investment, is subject to the creditworthiness of the Issuer. If the Issuer were to default on its payment obligations, you might not receive any amounts owed to you under the securities and you could lose your entire initial investment.

     Diversification Opportunity: The securities provide an opportunity to diversify your portfolio through exposure to the Basket Currencies, the performance of which will be measured by the Basket Return and the Currency Returns.
Trade Date	February 21, 2013
Settlement Date	February 26, 2013
Observation Dates	Annually
Final Valuation Date2	February 22, 2016
Maturity Date2	February 25, 2016

1 Expected. 2 See page 3 for additional details

NOTICE TO INVESTORS: THE SECURITIES ARE SIGNIFICANTLY RISKIER THAN CONVENTIONAL DEBT INSTRUMENTS. THE ISSUER IS NOT NECESSARILY OBLIGATED TO REPAY THE FULL FACE AMOUNT OF THE SECURITIES AT MATURITY, AND THE SECURITIES HAVE DOWNSIDE MARKET RISK SIMILAR TO THE BASKET, SUBJECT TO THE BUFFER AMOUNT AT MATURITY. THIS MARKET RISK IS IN ADDITION TO THE CREDIT RISK INHERENT IN PURCHASING AN OBLIGATION OF DEUTSCHE BANK AG. YOU SHOULD NOT PURCHASE THE SECURITIES IF YOU DO NOT UNDERSTAND OR ARE NOT COMFORTABLE WITH THE SIGNIFICANT RISKS INVOLVED IN INVESTING IN THE SECURITIES.
YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED UNDER “KEY RISKS” BEGINNING ON PAGE 6 OF THIS FREE WRITING PROSPECTUS AND UNDER “RISK FACTORS” BEGINNING ON PAGE 8 OF THE ACCOMPANYING PRODUCT SUPPLEMENT BEFORE PURCHASING ANY SECURITIES. EVENTS RELATING TO ANY OF THOSE RISKS, OR OTHER RISKS AND UNCERTAINTIES, COULD ADVERSELY AFFECT THE MARKET VALUE OF, AND THE RETURN ON, YOUR SECURITIES. YOU MAY LOSE SOME OR ALL OF YOUR INITIAL INVESTMENT IN THE SECURITIES.
Security Offering
We are offering Buffered Autocallable Optimization Securities Linked to a Basket of Currencies Relative to the U.S. Dollar. The return on the securities at maturity will depend upon the performance of the Basket Currencies relative to the U.S. dollar, as measured by the Basket Return and the Currency Returns. The securities are unsubordinated and unsecured obligations of Deutsche Bank AG and are offered at a minimum investment of $1,000. The Initial Basket Level will be set to 100 on the Trade Date. The Initial Spot Rate for each Basket Currency will be set on the Trade Date.
Basket Currencies	Currency Weighting	Reference Currency	Call Return Rate	Buffer Amount	CUSIP/ ISIN
Brazilian real (“BRL”)	1/4	USD	11.00% per annum	10.00%	25154S224 / US25154S2243
Mexican peso (“MXN”)	1/4
Indian rupee (“INR”)	1/4
Korean won (“KRW”)	1/4
See “Additional Terms Specific to the Securities” in this free writing prospectus. The securities will have the terms specified in the prospectus dated September 28, 2012, the prospectus supplement dated September 28, 2012, product supplement ZZ dated September 28, 2012, and this free writing prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this free writing prospectus, the accompanying prospectus, the prospectus supplement or product supplement ZZ. Any representation to the contrary is a criminal offense. The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.
	Price to Public(1)	Max Discounts and Commissions(1)	Min. Proceeds to Us
Per Security	$10.00	$0.25	$9.75
Total	$	$	$
(1) For more detailed information about discounts and commissions, please see “Supplemental Plan of Distribution (Conflicts of Interest)” on the last page of this free writing prospectus.

UBS Financial Services Inc.	Deutsche Bank Securities

Additional Terms Specific to the Securities
You should read this free writing prospectus, together with product supplement ZZ dated September 28, 2012, the prospectus supplement dated September 28, 2012 relating to our Series A global notes of which these securities are a part and the prospectus dated September 28, 2012. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Product supplement ZZ dated September 28, 2012:
http://www.sec.gov/Archives/edgar/data/1159508/000095010312005086/crt_dp33013-424b2.pdf

•	Prospectus supplement dated September 28, 2012:
http://www.sec.gov/Archives/edgar/data/1159508/000119312512409437/d414995d424b21.pdf

•	Prospectus dated September 28, 2012:
http://www.sec.gov/Archives/edgar/data/1159508/000119312512409372/d413728d424b21.pdf

Deutsche Bank AG has filed a registration statement (including the prospectus dated September 28, 2012, as supplemented by the prospectus supplement dated September 28, 2012, and the product supplement ZZ dated September 28, 2012) with the Securities and Exchange Commission, or SEC, for the offering to which this free writing prospectus relates. Before you invest in the securities, you should read these documents and any other documents relating to this offering that Deutsche Bank AG has filed with the SEC for more complete information about Deutsche Bank AG and this offering. You may obtain these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC website is 0001159508. Alternatively, Deutsche Bank AG, any agent or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement, product supplement and this free writing prospectus if you so request by calling toll-free 1-800-311-4409.

You may revoke your offer to purchase the securities at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. We will notify you in the event of any changes to the terms of the securities, and you will be asked to accept such changes in connection with your purchase of any securities. You may also choose to reject such changes, in which case we may reject your offer to purchase the securities.

References to “Deutsche Bank AG,” “we,” “our” and “us” refer to Deutsche Bank AG, including, as the context requires, acting through one of its branches. In this free writing prospectus, “securities” refers to the Deutsche Bank AG Buffered Autocallable Optimization Securities Linked to a Basket of Currencies Relative to the U.S. Dollar that are offered hereby, unless the context otherwise requires. This free writing prospectus, together with the documents listed above, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Key Risks” in this free writing prospectus and “Risk Factors” in the accompanying product supplement, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before deciding to invest in the securities.

All references to “Buffered Autocallable Optimization Securities” and “Currency Return” in this free writing prospectus shall be deemed to refer to “securities” and “Currency Performance,” respectively, as defined in the accompanying product supplement. For the avoidance of doubt, the "Early Redemption" provision applicable upon an "Early Redemption Event" discussed in Product Supplement ZZ does not apply to this offer of securities.

Investor Suitability
The suitability considerations identified below are not exhaustive. Whether or not the securities are a suitable investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the suitability of an investment in the securities in light of your particular circumstances. You should also review “Key Risks” on page 6 of this free writing prospectus and “Risk Factors” on page 8 of the accompanying product supplement.
The securities may be suitable for you if, among other considerations:	The securities may not be suitable for you if, among other considerations:
♦     You fully understand the risks inherent in an investment in the securities, including the risk of loss of up to 90.00% of the Face Amount per security.

♦     You can tolerate a loss of a significant portion of your investment and are willing to make an investment that has similar downside market risk as the Basket, subject to the Buffer Amount at maturity.

♦     You seek an investment with a return linked to the performance of the Brazilian real, the Mexican peso, the Indian rupee and the Korean won, relative to the U.S. dollar, and you believe the Basket Currencies will appreciate relative to the U.S. dollar.

♦     You believe the Final Basket Level on any Observation Date, including the Final Valuation Date, will be equal to or greater than the Initial Basket Level, or you believe the Final Basket Level on the Final Valuation Date will not be less than the Initial Basket Level by an amount greater than the Buffer Amount, exposing you to any decline in the level of the Basket in excess of the Buffer Amount.

♦     You understand and accept that you will not participate in any appreciation in the Basket and you are willing to make an investment the return of which is limited to the applicable Call Return.

♦     You can tolerate fluctuations in the price of the securities prior to maturity that may be similar to or exceed the downside fluctuations in the level of the Basket.

♦     You do not seek current income from your investment.

♦     You are willing to own securities that may be called early, and are otherwise willing to hold the securities to maturity, which have a term of approximately 3 years, and accept that there may be little or no secondary market for the securities.

♦     You are willing to assume the credit risk of Deutsche Bank AG for all payments under the securities, and understand that if Deutsche Bank AG defaults on its obligations you may not receive any amounts due to you and could lose your entire investment.

♦     You do not fully understand the risks inherent in an investment in the securities, including the risk of loss of up to 90.00% of the Face Amount per security.

♦     You require an investment designed to provide a full return of the Face Amount at maturity.

♦     You cannot tolerate the loss of any of your investment and you are not willing to make an investment that has similar downside market risk as the Basket, subject to the Buffer Amount at maturity.

♦     You do not seek an investment with a return linked to the performance of the Brazilian real, the Mexican peso, the Indian rupee and the Korean won, relative to the U.S. dollar or you believe that the Basket Currencies will depreciate relative to the U.S. dollar.

♦     You believe that the Final Basket Level on each Observation Date, including the Final Valuation Date, will be less than the Initial Basket Level, and the Final Basket Level on the Final Valuation Date will be less than the Initial Basket Level by an amount greater than the Buffer Amount, exposing you to any decline in the Basket in excess of the Buffer Amount.

♦     You would be unwilling to invest in the securities based on the Call Return Rate set forth on the cover of this free writing prospectus.

♦     You seek an investment that participates in the full appreciation of the Basket or that has unlimited return potential.

♦     You cannot tolerate fluctuations in the price of the securities prior to maturity that may be similar to or exceed the downside fluctuations in the level of the Basket.

♦     You seek current income from this investment.

♦     You are unable or unwilling to own securities that may be called early or you are unwilling hold the securities to maturity, which have a term of approximately 3 years, or you seek an investment for which there will be an active secondary market.

♦     You are not willing to assume the credit risk of Deutsche Bank AG for all payments under the securities.

Indicative Terms
Issuer	Deutsche Bank AG, London Branch
Issue Price	$10.00 per security (subject to a minimum purchase of 100 securities)
Face Amount	$10.00 per security. The Payment at Maturity will be based on the Face Amount.
Term	Approximately 3 years
Trade Date1	February 21, 2013
Settlement Date1	February 26, 2013
Final Valuation Date1, 2	February 22, 2016
Maturity Date1, 2,	February 25, 2016
Basket	Basket Currency	Currency Weighting
	Brazilian real (BRL) Mexican peso (MXN) Indian rupee (INR) Korean won (KRW)	1/4 1/4 1/4 1/4
Reference Currency	U.S. dollar (USD)
Call Feature
The securities will be automatically called if the Final Basket Level on any Observation Date is equal to or greater than the Initial Basket Level. If the securities are called, Deutsche Bank AG will pay you on the applicable Call Settlement Date a cash payment per security equal to the Call Price for the applicable Observation Date.

Observation Dates1, 2	Annually, on February 24, 2014, February 23, 2015 and February 22, 2016 (the “Final Valuation Date”)
Call Settlement Dates	Three business days following the relevant Observation Date, except the Call Settlement Date for the Final Valuation Date will be the Maturity Date.
Call Return and Call Return Rate	The Call Return increases the longer the securities are outstanding and is based upon the Call Return Rate of 11.00% per annum.
Call Price
The Call Price equals the Face Amount per security plus the product of the Face Amount per security and the applicable Call Return. The table below reflects the Call Return and corresponding Call Price for each Observation Date.

Observation Dates	Expected Call Settlement Dates	Call Return	Call Price (per $10.00 Security)
February 24, 2014	February 27, 2014	11.000%	$11.1000
February 23, 2015	February 26, 2015	22.000%	$12.2000
February 22, 2016	February 25, 2016	33.000%	$13.3000
Payment at Maturity (per $10.00 security)
If the securities are not automatically called and the Final Basket Level on the Final Valuation Date is less than the Initial Basket Level by an amount not greater than the Buffer Amount, Deutsche Bank AG will pay you a cash payment of $10.00 per $10.00 Face Amount of securities.

If the securities are not automatically called and the Final Basket Level on the Final Valuation Date is less than the Initial Basket Level by an amount greater than the Buffer Amount, Deutsche Bank AG will pay you a cash payment that is less than the full Face Amount of $10.00 per security, calculated as follows:

the greater of (i) $1.00 and (ii) $10.00 + [$10.00 × (Basket Return + Buffer Amount)]

In this scenario, you will lose 1.00% of your initial investment for every 1.00% the Final Basket Level on the Final Valuation Date is less than the Initial Basket Level by an amount greater than the Buffer Amount. Accordingly, you may lose up to 90.00% of your initial investment. In no case will the Payment at Maturity be less than $1.00 per Face Amount of securities.

Buffer Amount	10.00%
Initial Basket Level	Set equal to 100.00 on the Trade Date
Final Basket Level
The Final Basket Level will be calculated on each Observation Date, including the Final Valuation Date, as follows:

100 × [1 + (BRL Return × 1/4) +
(MXN Return × 1/4) + (INR Return × 1/4) + (KRW Return × 1/4)]

The BRL Return, MXN Return, INR Return and KRW Return refer to the Currency Return for the Brazilian real, the Mexican peso, the Indian rupee and the Korean won, respectively.

Basket Return	The percentage change in the Basket from the Initial Basket Level to the Final Basket Level, calculated as follows: Final Basket Level-Initial Basket Level Initial Basket Level
Currency Return
With respect to each Basket Currency, the percentage change in the relevant Basket Currency from the Initial Spot Rate to the Final Spot Rate, calculated as follows:

Initial Spot Rate – Final Spot Rate
Initial Spot Rate

The Currency Return for each Basket Currency may be positive, zero or negative. Because the Currency Return for each of the Basket Currencies is calculated pursuant to the formula above, the maximum possible Currency Return for each of the Basket Currencies, and as a result the maximum possible Basket Return, will equal 100%. There is no comparable limit on the negative performance of any Currency Return or the Basket Return. However, in no case will the Payment at Maturity be less than $1.00 per Face Amount of securities.

Initial Spot Rate	For each Basket Currency, the Spot Rate on the Trade Date
Final Spot Rate	For each Basket Currency, the Spot Rate on the relevant date of calculation
Spot Rate
For each Basket Currency, the spot exchange rate for such currency against the U.S. dollar, as determined by the Calculation Agent by reference to the Spot Rate definitions set forth in this free writing prospectus under “Spot Rates.” The Spot Rate for each Basket Currency is expressed as units of the respective currency per one U.S. dollar.

No Coupon Payments	We will not pay you coupons during the term of the securities.

INVESTING IN THE SECURITIES INVOLVES SIGNIFICANT RISKS. YOU MAY LOSE UP TO 90.00% OF YOUR INITIAL INVESTMENT. ANY PAYMENT ON THE SECURITIES, INCLUDING ANY PAYMENT UPON AN AUTOMATIC CALL OR ANY REPAYMENT OF YOUR INITIAL INVESTMENT AT MATURITY, IS SUBJECT TO THE CREDITWORTHINESS OF DEUTSCHE BANK AG. IF DEUTSCHE BANK AG WERE TO DEFAULT ON ITS PAYMENT OBLIGATIONS, YOU MIGHT NOT RECEIVE ANY AMOUNTS OWED TO YOU UNDER THE SECURITIES AND YOU COULD LOSE YOUR ENTIRE INVESTMENT.

Investment Timeline
Trade Date:	The Initial Spot Rates are determined. The Initial Basket Level is set.

Annually (including at maturity):
The securities will be called if the Final Basket Level on any Observation Date is equal to or greater than the Initial Basket Level. If the securities are called, Deutsche Bank AG will pay the Call Price for the applicable Observation Date equal to the Face Amount per security plus an amount based on the Call Return Rate.

Maturity Date:
The Final Basket Level and Basket Return will be determined on the Final Valuation Date.

If the securities are not automatically called and the Final Basket Level on the Final Valuation Date is less than the Initial Basket Level by an amount not greater than the Buffer Amount, Deutsche Bank AG will pay you a cash payment of $10.00 per $10.00 Face Amount of securities.

If the securities are not automatically called and the Final Basket Level on the Final Valuation Date is less than the Initial Basket Level by an amount greater than the Buffer Amount, Deutsche Bank AG will pay you a cash payment that is less than the full Face Amount of $10.00 per security, calculated as follows:

the greater of (i) $1.00 and (ii) $10.00 + [$10.00 x (Basket Return + Buffer Amount)]

In this scenario, you will lose 1.00% of your initial investment for every 1.00% the Final Basket Level on the Final Valuation Date is less than the Initial Basket Level by an amount greater than the Buffer Amount. Accordingly, you may lose up to 90.00% of your initial investment. In no case will the Payment at Maturity be less than $1.00 per Face Amount of securities.

1
In the event that we make any change to the expected Trade Date and Settlement Date, the Observation Dates, the Final Valuation Date and Maturity Date may be changed so that the stated term of the securities remains the same.

2	Subject to postponement as described under “Description of Securities — Adjustments to Valuation Dates and Payment Dates” in the accompanying product supplement.

How Will the Basket Return Be Calculated?

Your Payment at Maturity will depend on the Basket Return. The following steps are necessary to calculate the Basket Return:

Step 1: Calculate the Currency Return for each of the Basket Currencies.

The BRL Return is the difference between the USD/BRL Initial Spot Rate and the USD/BRL Final Spot Rate relative to the USD/BRL Initial Spot Rate, expressed as a percentage and calculated as follows:

BRL Return =	USD/BRL Initial Spot Rate – USD/BRL Final Spot Rate
USD/BRL Initial Spot Rate

An increase in the value of the Brazilian real relative to the U.S. dollar is expressed as a decrease in the USD/BRL spot rate.

The MXN Return is the difference between the USD/MXN Initial Spot Rate and the USD/MXN Final Spot Rate relative to the USD/MXN Initial Spot Rate, expressed as a percentage and calculated as follows:

MXN Return =	USD/MXN Initial Spot Rate – USD/MXN Final Spot Rate
USD/MXN Initial Spot Rate

An increase in the value of the Mexican peso relative to the U.S. dollar is expressed as a decrease in the USD/MXN spot rate.

The INR Return is the difference between the USD/INR Initial Spot Rate and the USD/INR Final Spot Rate relative to the USD/INR Initial Spot Rate, expressed as a percentage and calculated as follows:

INR Return =	USD/INR Initial Spot Rate – USD/INR Final Spot Rate
USD/INR Initial Spot Rate

An increase in the value of the Indian rupee relative to the U.S. dollar is expressed as a decrease in the USD/INR spot rate.

The KRW Return is the difference between the USD/KRW Initial Spot Rate and the USD/KRW Final Spot Rate relative to the USD/KRW Initial Spot Rate, expressed as a percentage and calculated as follows:

KRW Return =	USD/KRW Initial Spot Rate – USD/KRW Final Spot Rate
USD/KRW Initial Spot Rate

An increase in the value of the Korean won relative to the U.S. dollar is expressed as a decrease in the USD/KRW spot rate.

Step 2: Calculate the Final Basket Level on the applicable Observation Date, including the Final Valuation Date.

The Final Basket Level will be calculated as follows:

100 × [1 + (BRL Return × 1/4) + (MXN Return × 1/4) + (INR Return × 1/4) + (KRW Return × 1/4)]

Step 3: Calculate the Basket Return.

The Basket Return is equal to the percentage change in the Basket from the Initial Basket Level to the Final Basket Level, calculated as follows:

    Final Basket Level – Initial Basket Level
Initial Basket Level

Key Risks
An investment in the securities involves significant risks. Some of the risks that apply to an investment in the securities are summarized below, but we urge you to read the more detailed explanation of risks relating to the securities generally in the “Risk Factors” section of the accompanying product supplement. We also urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the securities.

♦
YOUR INVESTMENT IN THE SECURITIES MAY RESULT IN A LOSS OF YOUR INITIAL INVESTMENT — The securities differ from ordinary debt securities in that Deutsche Bank AG will not necessarily repay the full Face Amount at maturity. The return on the securities at maturity is linked to the performance of the Basket Currencies relative to the U.S. dollar and will depend on whether the Final Basket Level on any Observation Date is greater than, equal to or less than the Initial Basket Level. If the securities are not automatically called and the Final Basket Level on the Final Valuation Date is less than the Initial Basket Level by an amount greater than the Buffer Amount, Deutsche Bank AG will pay you less than the Face Amount per security, resulting in a loss of 1.00% of your initial investment in the securities for every 1.00% the Final Basket Level on the Final Valuation Date is less than the Initial Basket Level by an amount greater than the Buffer Amount. Accordingly, you may lose up to 90.00% of your initial investment if the Final Basket Level on the Final Valuation Date is less than the Initial Basket Level by a percentage greater than the Buffer Amount. Any payment on the securities, including any repayment of the Face Amount of securities, is subject to the creditworthiness of Deutsche Bank AG.

♦
LIMITED RETURN POTENTIAL — If the securities are called, the return of the securities will be limited to the Call Return which is based on the Call Return Rate as specified on the cover hereof, regardless of the performance of the Basket. You will not participate in any potential appreciation of the Basket.  Because the Call Return increases the longer the securities are outstanding and the securities could be called as early as the first annual Observation Date, the term of your investment could be cut short, and your return on the securities would then be less than if the securities were called at a later date. As a result, an investment directly in the Basket Currencies could provide a better return than an investment in the securities. Furthermore, because the  Basket Return at various times during the term of the securities could be higher than on the Observation Dates (including the Final Valuation Date), you may receive a lower payment if the securities are automatically called or at maturity, as the case may be, than you would have if you had invested directly in the Basket Currencies.

♦
DOWNSIDE MARKET EXPOSURE TO THE BASKET IS ONLY BUFFERED IF YOU HOLD THE SECURITIES TO MATURITY — If your securities are not automatically called, you should be willing to hold your securities to maturity. If you are able to sell your securities prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the Basket has not declined by an amount greater than the Buffer Amount.

♦
HIGHER CALL RETURN RATES ARE GENERALLY ASSOCIATED WITH A GREATER RISK OF LOSS — Greater expected volatility with respect to the Basket reflects a higher expectation as of the Trade Date that the Final Basket Level on the Final Valuation Date could be less than the Initial Basket Level by an amount greater than the Buffer Amount. This greater expected risk will generally be reflected in a higher Call Return Rate for the securities. However, while the Call Return Rate is set, the Basket’s volatility can change significantly over the term of the securities. The level of the Basket could fall sharply, which could result in a significant loss of your initial investment.

♦
REINVESTMENT RISK — If your securities are called early, the holding period over which you would receive the Call Return, which is based on the Call Return Rate, could be as little as one year. There is no guarantee that you would be able to reinvest the proceeds from an investment in the securities at a comparable return and/or with a comparable interest rate for a similar level of risk in the event the securities are called prior to the Maturity Date.

♦	THE SECURITIES DO NOT PAY COUPONS — Unlike ordinary debt securities, the securities do not pay coupons and do not guarantee any return of the initial investment at maturity.

♦
RISKS RELATING TO THE CREDIT OF THE ISSUER — The securities are unsubordinated and unsecured obligations of the Issuer, Deutsche Bank AG, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the securities, including any payment upon an automatic call or any repayment of your initial investment provided at maturity, depends on the ability of Deutsche Bank AG to satisfy its obligations as they come due. An actual or anticipated downgrade in Deutsche Bank AG’s credit rating or increase in the credit spreads charged by the market for taking our credit risk will likely have an adverse effect on the value of the securities. As a result, the actual and perceived creditworthiness of Deutsche Bank AG will affect the value of the securities and in the event Deutsche Bank AG were to default on its obligations you might not receive any amounts owed to you under the terms of the securities and you could lose your entire investment.

♦
GAINS IN THE CURRENCY RETURN OF ONE OR MORE BASKET CURRENCIES MAY BE OFFSET BY LOSSES IN THE CURRENCY RETURN OF THE OTHER BASKET CURRENCIES — The securities are linked to the return of the Basket, which is composed of four currencies with equal weightings. The Basket Return will be based on the return of the Basket as a whole. Therefore, positive Currency Returns of one or more Basket Currencies may be offset, in whole or in part, by negative Currency Returns of one or more other Basket Currencies of equal or greater magnitude, which may result in an aggregate Basket Return equal to or less than zero. The return of the Basket is dependent on the Currency Return of each Basket Currency, which is in turn based upon the formulas set forth in “Indicative Terms.” In addition, because the Currency Return is calculated pursuant to such formula, there is no limit on the negative performance of a Basket Currency or resulting negative performance of the Basket Return. Consequently, even if some of the Basket Currencies were to appreciate significantly relative to the U.S. dollar, that positive performance could be offset by a severe depreciation of any of the other Basket Currencies. However, in no case will the Payment at Maturity be less than $1.00 per Face Amount of securities.

♦
INVESTING IN THE SECURITIES IS NOT EQUIVALENT TO INVESTING DIRECTLY IN THE BASKET CURRENCIES — You may receive a lower payment at maturity than you would have received if you had invested directly in the Basket Currencies. Additionally, the Basket Return is based on the Currency Return of each of the Basket Currencies, which is in turn based upon the formulas set forth in “Indicative Terms.” The Currency Returns are dependent solely on such stated formula and not on any other formulas that could be used for calculating currency returns.

♦
THE SECURITIES ARE SUBJECT TO CURRENCY EXCHANGE RATE RISK — Holders of the securities will be exposed to currency exchange rate risk with respect to the Basket Currencies and the Reference Currency. The Basket Return will depend on the extent to which the Basket Currencies, as a whole, strengthen or weaken against the Reference Currency. Foreign currency exchange rates vary over time, and may vary considerably during the term of the securities. Changes in foreign currency exchange rates result from the interaction of many factors directly or indirectly affecting economic and political conditions in each Basket Currencies’ country and economic and political developments in the Reference Currency’s country. Additionally, the volatility of the currency exchange rates between the Basket Currencies and the Reference Currency could affect the value of the securities.

Of particular importance to currency exchange rate risk are:

♦	existing and expected rates of inflation;

♦	existing and expected interest rate levels;

♦	political, civil or military unrest;

♦	the balance of payments between countries represented in the Basket and the United States; and

♦	the extent of governmental surpluses or deficits in the countries represented in the Basket and the United States.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of the United States, the countries represented in the Basket and other countries important to international trade and finance.

♦
CURRENCY MARKETS MAY BE VOLATILE — Currency markets may be highly volatile, particularly in relation to emerging or developing nations’ currencies, and, in certain market conditions, also in relation to developed nations’ currencies. Significant changes, including changes in liquidity and prices, can occur in such markets within very short periods of time. Foreign currency rate risks include, but are not limited to, convertibility risk, market volatility and potential impact of actions taken by governments, which may include the regulation of exchange rates, foreign investment or particular transactions in foreign currency, the imposition of taxes, the issuance of currency to replace an existing currency or the evaluation or revaluation of a currency. These factors may affect the values of the Basket Currencies relative to the Reference Currency and the value of your securities in varying ways, and different factors may cause the values of the Basket Currencies and the volatility of their prices to move in inconsistent directions at inconsistent rates.

♦
THE SECURITIES ARE SUBJECT TO EMERGING MARKETS’ POLITICAL AND ECONOMIC RISKS — The Basket Currencies are currencies of emerging market countries. Emerging market countries are more exposed to the risk of swift political change and economic downturns than their industrialized counterparts. In recent years, emerging markets have undergone significant political, economic and social upheaval. Such far-reaching political changes have resulted in constitutional and social tensions, and, in some cases, instability and reaction against market reforms have occurred. With respect to any emerging market nation, there is a greater possibility of nationalization, expropriation or confiscation, political changes, government regulation and social instability. Future political changes may adversely affect the economic conditions of an emerging market nation. Political or economic instability could have an adverse effect on the return of the Basket Currencies, and, consequently, the return on the securities.

♦
LEGAL AND REGULATORY RISKS — Legal and regulatory changes could adversely affect currency rates. In addition, many governmental agencies and regulatory organizations are authorized to take extraordinary actions in the event of market emergencies. It is not possible to predict the effect of any future legal or regulatory action relating to currency rates, but any such action could cause unexpected volatility and instability in currency markets with a substantial and adverse effect on the performance of the Basket Currencies relative to the Reference Currency and, consequently, the value of the securities.

♦
THE RECENT GLOBAL FINANCIAL CRISIS OR ANY FUTURE FINANCIAL CRISIS CAN BE EXPECTED TO HEIGHTEN CURRENCY EXCHANGE RISKS — In periods of financial turmoil, capital can move quickly out of regions that are perceived to be more vulnerable to the effects of the crisis than others, with sudden and severely adverse consequences to the currencies of those regions.  In addition, governments around the world, including the U.S. government and governments of other major world currencies, have recently made, and may be expected to continue to make, very significant interventions in their economies, and sometimes directly in their currencies.  Such interventions affect currency exchange rates globally and, in particular, the value of the Basket Currencies relative to the U.S. dollar.  Further interventions, other government actions or suspensions of actions, as well as other changes in government economic policy or other financial or economic events affecting the currency markets, may cause currency exchange rates to fluctuate sharply in the future, which could have a material adverse effect on the performance of the Basket Currencies relative to the Reference Currency and the value of the securities.

♦
IF THE LIQUIDITY OF ONE OR MORE OF THE BASKET CURRENCIES IS LIMITED, THE VALUE OF THE SECURITIES WOULD LIKELY BE IMPAIRED — Currencies and derivatives contracts on currencies may be difficult to buy or sell, particularly during adverse market conditions. Reduced liquidity on any Observation Date (including the Final Valuation Date) would likely have an adverse effect on the applicable Final Spot Rate for each Basket Currency, and therefore, on the return on your securities. Limited liquidity relating to any Basket Currency may also result in Deutsche Bank AG, London Branch, as calculation agent, being unable to determine the Basket Return on the Final Valuation Date using its normal means. The resulting discretion by the calculation agent in determining the Basket Return could, in turn, result in potential conflicts of interest.

♦
SUSPENSIONS OR DISRUPTIONS OF MARKET TRADING IN THE BASKET CURRENCIES MAY ADVERSELY AFFECT THE VALUE OF THE SECURITIES — The currency markets are subject to temporary distortions and disruptions due to various factors, including government regulation and intervention, the lack of liquidity in the markets and the participation of speculators. These circumstances could adversely affect the exchange rates of the Basket Currencies and, therefore, the value of the securities.

♦
THE PAYMENT FORMULA FOR THE SECURITIES WILL NOT TAKE INTO ACCOUNT ALL DEVELOPMENTS IN THE BASKET CURRENCIES — Changes in the Basket Currencies during the term of the securities may not be reflected in the calculation of the Final Basket Level on each of the Observation Dates and the calculation of the Payment at Maturity. The Final Basket Level for each Observation Date will be calculated using the sum of the weighted Currency Returns, as described above. The Currency Returns will be calculated only on the Observation Dates (including the Final Valuation Date). As a result, the securities may not be automatically called and the Final Basket Level on the Final Valuation Date may be less than the Initial Basket Level by an amount greater than the Buffer

Amount even if the Basket Currencies had moved favorably at certain times during the term of the securities before moving to unfavorable levels on the Observation Dates.

♦
HISTORICAL RETURN OF THE BASKET CURRENCIES SHOULD NOT BE TAKEN AS AN INDICATION OF THE FUTURE RETURN OF THE BASKET CURRENCIES DURING THE TERM OF THE SECURITIES — It is impossible to predict whether any of the Basket Currency Spot Rates will rise or fall. The Spot Rates will be influenced by complex and interrelated political, economic, financial and other factors.

♦
MARKET DISRUPTIONS AND GOVERNMENT ACTIONS, INCLUDING THOSE SPECIFICALLY AFFECTING DEUTSCHE BANK AG, MAY ADVERSELY AFFECT YOUR RETURN – The calculation agent may, in its sole discretion, determine that a Market Disruption Event (as defined in the accompanying product supplement) has occurred, which may include without limitation: a general inconvertibility event that generally makes it impossible to convert one or more of the Basket Currencies into the Reference Currency through customary legal channels; a general non-transferability event that generally makes it impossible (a) to deliver the Reference Currency from accounts inside one or more of the Basket Currencies’ home countries to accounts outside such Basket Currencies’ home countries, or (b) to deliver one or more of the Basket Currencies between accounts inside such Basket Currencies’ home countries or to a party that is a non-resident of such Basket Currencies’ home countries; a default or other similar event with respect to any security or indebtedness of, or guaranteed by, any governmental authority of one or more of the Basket Currencies’ home countries; any change in the laws or regulations, or official interpretations of such, in one or more of the Basket Currencies’ home countries; any nationalization or other action by a relevant governmental authority that deprives Deutsche Bank AG or any of its affiliates of all or substantially all of its assets in one or more of the Basket Currencies’ home countries; or the inability by Deutsche Bank AG or any of its affiliates, after using commercially reasonable efforts, to acquire, establish, re-establish, substitute, maintain, unwind or dispose of any hedge position relating to the securities.

Upon the occurrence of one of these events, or another event that is included as a Market Disruption Event, it is possible that one or more Observation Dates (including the Final Valuation Date) and the Maturity Date will be postponed. It is also possible that, upon the occurrence of any of these events, the calculation agent will determine the Spot Rates of the affected Basket Currencies as set forth under “Description of Securities — Adjustments to Valuation Dates and Payment Dates” in the accompanying product supplement and such Spot Rates may differ substantially from the published exchange rates of such Basket Currencies in the absence of such events. As a result, any such Market Disruption Event may adversely affect your return. The amount you receive at maturity may be less than your initial investment.

♦
CERTAIN BUILT-IN COSTS ARE LIKELY TO ADVERSELY AFFECT THE VALUE OF THE SECURITIES PRIOR TO MATURITY — While the Payment at Maturity or Call Price due upon an automatic call described in this free writing prospectus is based on the full Face Amount of securities, the Issue Price of the securities includes the cost of hedging our obligations under the securities through one or more of our affiliates as well as the agent’s commission applicable to brokerage account investors. Such hedging cost includes our or our affiliates’ expected cost of providing such hedge, as well as the profit we or our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge. As a result, the price, if any, at which Deutsche Bank AG (or its affiliates) will be willing to purchase securities from you, prior to maturity, in secondary market transactions, if at all, will likely be lower than the Issue Price, and any sale prior to the maturity date could result in a substantial loss to you. The securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your securities to maturity.

♦
LACK OF LIQUIDITY — The securities will not be listed on any securities exchange. Deutsche Bank AG or its affiliates intends to offer to purchase the securities in the secondary market but is not required to do so and may cease such market-making activities at any time. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell your securities easily. Because other dealers are not likely to make a secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which Deutsche Bank AG or its affiliates are willing to buy the securities.

♦
MANY ECONOMIC AND MARKET FACTORS WILL IMPACT THE VALUE OF THE SECURITIES — While we expect that, generally, the Spot Rates for the Basket Currencies on any day will affect the value of the securities more than any other single factor, the value of the securities prior to maturity will be affected by a number of economic and market factors that may either offset or magnify each other, including:

♦	the expected volatility of the Basket Currencies relative to the Reference Currency;

♦	the time remaining to maturity of the securities;

♦	the exchange rates and the volatility of the exchange rate between each Basket Currency and the Reference Currency;

♦	interest rates and yields in the market generally and in the markets of the Basket Currencies and the Reference Currency;

♦	geopolitical conditions and a variety of economic, financial, political, regulatory or judicial events that affect the Basket Currencies, the Reference Currency or the markets generally;

♦	suspension or disruption of market trading of any of the Basket Currencies or the Reference Currency;

♦	supply and demand for the securities; and

♦	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

♦
TRADING AND OTHER TRANSACTIONS BY US OR OUR AFFILIATES, OR UBS AG OR ITS AFFILIATES, IN THE FOREIGN EXCHANGE AND CURRENCY DERIVATIVE MARKETS MAY IMPAIR THE VALUE OF THE SECURITIES — We or one or more of our affiliates may hedge our foreign currency exposure from the securities by entering into foreign exchange and currency derivative transactions, such as over-the-counter options or exchange-traded instruments. Such trading and hedging activities may affect the Spot Rates and make it less likely that you will receive a positive return on your investment in the securities. It is possible that we or our affiliates could receive substantial returns from these hedging activities while the value of the securities declines. We or our affiliates, or UBS AG or its affiliates, may also engage in trading in instruments linked to the Spot Rates on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. We or our affiliates may also issue other securities or financial or derivative instruments with returns linked or related to changes in the Spot Rates of the Basket Currencies. By introducing competing products into the marketplace in this manner, we or our affiliates, or UBS AG or its affiliates, could adversely affect the value of the securities. Any of the foregoing activities described in this paragraph may reflect trading strategies that differ from, or are in direct opposition to, investors’ trading and investment strategies related to the securities.

♦
WE AND OUR AFFILIATES OR UBS AG AND ITS AFFILIATES, MAY PUBLISH RESEARCH, EXPRESS OPINIONS OR PROVIDE RECOMMENDATIONS THAT ARE INCONSISTENT WITH INVESTING IN OR HOLDING THE SECURITIES. ANY SUCH RESEARCH, OPINIONS OR RECOMMENDATIONS COULD AFFECT THE BASKET RETURN TO WHICH THE SECURITIES ARE LINKED AND THE VALUE OF THE SECURITIES — We, our affiliates and agents, and UBS AG and its affiliates, publish research from time to time on financial markets and other matters that may influence the value of the securities, or express opinions or provide recommendations that may be inconsistent with purchasing or holding the securities. Any research, opinions or recommendations expressed by us, our affiliates or agents, or UBS AG or its affiliates, may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the securities and the Basket Currencies to which the securities are linked.

♦
POTENTIAL CONFLICTS OF INTEREST EXIST BECAUSE THE ISSUER AND THE CALCULATION AGENT FOR THE SECURITIES ARE THE SAME LEGAL ENTITY — Deutsche Bank AG, London Branch is the Issuer of the securities and the calculation agent for the securities. Deutsche Bank AG, London Branch carries out calculations necessary to calculate the Basket Return and maintains some discretion as to how such calculations are made, in particular if the Spot Rate for any Basket Currency is not available on the Observation Dates (including the Final Valuation Date). In addition, the Issuer may hedge its obligations under the securities. There can be no assurance that any determinations made by Deutsche Bank AG, London Branch in these various capacities will not affect the value of the securities or the return of the Basket Currencies.

♦
THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE SECURITIES ARE UNCERTAIN — There is no direct legal authority regarding the proper U.S. federal income tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as prepaid financial contracts that are not debt, as described below under “What Are the Tax Consequences of an Investment in the Securities?” If the IRS were successful in asserting an alternative treatment for the securities, the tax consequences of ownership and disposition of the securities could be materially and adversely affected. In addition, as described below under “What Are the Tax Consequences of an Investment in the Securities?”, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

You should review carefully the section of the accompanying product supplement entitled “U.S. Federal Income Tax Consequences,” and consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Scenario Analysis and Hypothetical Examples of Payment upon an Automatic Call or at Maturity

The following table and hypothetical examples illustrate the hypothetical Payment at Maturity or Call Price due upon an automatic call for a hypothetical range of performances for the Basket. The following examples and table are hypothetical and provided for illustrative purposes only. They do not purport to be representative of every possible scenario concerning increases or decreases in the level of the Basket relative to its Initial Basket Level. We cannot predict the Final Basket Level or the Basket Return on any of the Observation Dates (including the Final Valuation Date). You should not take these examples as an indication or assurance of the expected performance of the Basket. You should consider carefully whether the securities are suitable to your investment goals. The numbers in the examples and table below have been rounded for ease of analysis.

Term:	Approximately 3 years, subject to an earlier automatic call
Initial Basket Level*:	100.00
Buffer Amount*:	10.00%
Call Return Rate:	11.00% per annum

Hypothetical Call Return and Call Prices:

Observation Dates	Call Settlement Dates	Call Return	Call Price
February 24, 2014	February 27, 2014	11.00%	$11.10
February 23, 2015	February 26, 2015	22.00%	$12.20
February 22, 2016	February 25, 2016	33.00%	$13.30

*           Because the Currency Return is calculated pursuant to the formula set forth in “Indicative Terms.” There is no limit on the negative performance of the Currency Return or the Basket Return. However, in no case will the Payment at Maturity be less than $1.00 per Face Amount of securities.

Hypothetical Examples:

The following payment examples show scenarios for the Payment at Maturity of the securities, illustrating positive and negative Basket Returns and reflecting either correlated or offsetting returns in the different Basket Currencies. The following examples are based on hypothetical Initial Spot Rates (the actual value of each of which will be determined on the Trade Date) and Final Spot Rates (which will be determined on the Observation Dates, including the Final Valuation Date), for the Basket Currencies, and the resulting Basket Return. The hypothetical Initial Spot Rates and Final Spot Rates for the Basket Currencies have been chosen arbitrarily for the purpose of illustration only, and should not be taken as indicative of the future return of any Basket Currency. The numbers appearing in the table below have been rounded for ease of analysis.

Example 1: The Final Basket Level on the first Observation Date is 140.00, which is greater than the Initial Basket Level of 100.00 – the securities are called.

The table below illustrates how the Final Basket Level on the first Observation Date is calculated:

Basket Currency	Hypothetical Initial Spot Rate	Hypothetical Final Spot Rate	Currency Return	Currency Weighting
BRL	1.9557	1.1734	40.00%	1/4
MXN	12.6304	7.5782	40.00%	1/4
INR	54.2000	32.5200	40.00%	1/4
KRW	1,081.0500	648.6300	40.00%	1/4

Final Basket Level = 100.00 × [1 + (40.00% × 1/4) + (40.00% × 1/4) + (40.00% × 1/4) + (40.00% × 1/4)] = 140.00

The positive Currency Return of each of the Basket Currencies relative to the Reference Currency results in a Final Basket Level of 140.00 on the first Observation Date. Because the Final Basket Level on the first Observation Date is greater than the Initial Basket Level, the securities are automatically called. Because the securities are automatically called on the first Observation Date, Deutsche Bank AG will pay you, on the applicable Call Settlement Date, the Call Price of $11.10 per security, representing a 11.00% return on the securities.

Example 2: The securities have not been automatically called prior to the Final Valuation Date and the Final Basket Level of 140.00 on the Final Valuation Date is greater than the Initial Basket Level of 100.00 – the securities are called.

The table below illustrates how the Final Basket Level on the Final Valuation Date is calculated:

Basket Currency	Hypothetical Initial Spot Rate	Hypothetical Final Spot Rate	Currency Return	Currency Weighting
BRL	1.9557	1.1734	40.00%	1/4
MXN	12.6304	7.5782	40.00%	1/4
INR	54.2000	32.5200	40.00%	1/4

Basket Currency	Hypothetical Initial Spot Rate	Hypothetical Final Spot Rate	Currency Return	Currency Weighting
KRW	1,081.0500	648.6300	40.00%	1/4

Final Basket Level = 100.00 × [1 + (40.00% × 1/4) + (40.00% × 1/4) + (40.00% × 1/4) + (40.00% × 1/4)] = 140.00

Basket Return = (Final Basket Level – Initial Basket Level) / Initial Basket Level
= (140.00 – 100.00)/100.00 = 0.40 = 40.00%

The positive Currency Return of each of the Basket Currencies relative to the Reference Currency results in a Final Basket Level of 140.00 on the Final Valuation Date. Because the securities were not previously automatically called and the Final Basket Level on the Final Valuation Date is greater than the Initial Basket Level, the securities are automatically called. Because the securities are automatically called on the Final Valuation Date, Deutsche Bank AG will pay you on the applicable Call Settlement Date the Call Price of $13.30 per security, representing a 33.00% return on the securities.

Example 3: The Final Basket Level on each Observation Date is not equal to or greater than the Initial Basket Level and the Final Basket Level of 95.00 on the Final Valuation Date is less than the Initial Basket Level of 100.00 by an amount not greater than the Buffer Amount – the securities are NOT called.

The table below illustrates how the Final Basket Level on the Final Valuation Date is calculated:

Basket Currency	Hypothetical Initial Spot Rate	Hypothetical Final Spot Rate	Currency Return	Currency Weighting
BRL	1.9557	1.8579	5.00%	1/4
MXN	12.6304	11.3674	10.00%	1/4
INR	54.2000	65.0400	-20.00%	1/4
KRW	1,081.0500	1,243.2075	-15.00%	1/4

Final Basket Level = 100.00 × [1 + (5.00% × 1/4) + (10.00% × 1/4) + (-20.00% × 1/4) + (-15.00% × 1/4)] = 95.00

Because the Final Basket Level on each of the Observation Dates is not equal to or greater than the Initial Basket Level, the securities are not automatically called. The negative Currency Return of INR and KRW and the positive Currency Return of BRL and MXN relative to the Reference Currency results in a Final Basket Level of 95.00 on the Final Valuation Date. Because the Final Basket Level on the Final Valuation Date is less than the Initial Basket Level by an amount not greater than the Buffer Amount, Deutsche Bank AG will pay you a cash payment of $10.00 per $10.00 Face Amount of securities.

Example 4: The Final Basket Level on each Observation Date is not equal to or greater than the Initial Basket Level and the Final Basket Level of 50.00 on the Final Valuation Date is less than the Initial Basket Level of 100.00 by an amount greater than the Buffer Amount – the securities are NOT called.

The table below illustrates how the Final Basket Level and the Basket Return on the Final Valuation Date are calculated:

Basket Currency	Hypothetical Initial Spot Rate	Hypothetical Final Spot Rate	Currency Return	Currency Weighting
BRL	1.9557	2.6402	-35.00%	1/4
MXN	12.6304	18.3141	-45.00%	1/4
INR	54.2000	86.7200	-60.00%	1/4
KRW	1,081.0500	1,729.6800	-60.00%	1/4

Final Basket Level = 100.00 × [1 + (-35.00% × 1/4) + (-45.00% × 1/4) + (-60.00% × 1/4) + (-60.00% × 1/4)] = 50.00

Basket Return = (Final Basket Level – Initial Basket Level) / Initial Basket Level
= (50.00 – 100.00)/100.00 = -0.50 = -50.00%

Because the Final Basket Level on each of the Observation Dates is not equal to or greater than the Initial Basket Level, the securities are not automatically called. The negative Currency Return of each of the Basket Currencies relative to the Reference Currency results in a Basket Return of -50.00% and a Final Basket Level of 50.00 on the Final Valuation Date. Because the Final Basket Level on the Final Valuation Date is less than the Initial Basket Level by an amount greater than the Buffer Amount, Deutsche Bank AG will pay you a cash payment that is less than the full Face Amount of $10.00 per security, calculated as follows:

Payment at Maturity	= the greater of (i) $1.00 and (ii) $10.00 + [$10.00 × (Basket Return + Buffer Amount)]
= the greater of (i) $1.00 and (ii) $10.00 + [$10.00 × (-50.00% + 10.00%)]
= $6.00

Example 5: The Final Basket Level on each Observation Date is not equal to or greater than the Initial Basket Level and the Final Basket Level of -50.00 on the Final Valuation Date is less than the Initial Basket Level of 100.00 by an amount greater than the Buffer Amount – the securities are NOT called.

The table below illustrates how the Final Basket Level and the Basket Return on the Final Valuation Date are calculated:

Basket Currency	Hypothetical Initial Spot Rate	Hypothetical Final Spot Rate	Currency Return	Currency Weighting
BRL	1.9557	4.8893	-150.00%	1/4
MXN	12.6304	31.5760	-150.00%	1/4
INR	54.2000	135.5000	-150.00%	1/4
KRW	1,081.0500	2,702.6250	-150.00%	1/4

Final Basket Level = 100.00 × [1 + (-150.00% × 1/4) + (-150.00% × 1/4) + (-150.00% × 1/4) + (-150.00% × 1/4)] = -50.00

Basket Return = (Final Basket Level – Initial Basket Level) / Initial Basket Level
= (-50.00 – 100.00)/100.00 = -1.50 = -150.00%

Because the Final Basket Level on each of the Observation Dates is not equal to or greater than the Initial Basket Level, the securities are not automatically called. The negative Currency Return of each of the Basket Currencies relative to the Reference Currency results in a Basket Return of -150.00% and a Final Basket Level of -50.00 on the Final Valuation Date. Because the Final Basket Level on the Final Valuation Date is less than the Initial Basket Level by an amount greater than the Buffer Amount, Deutsche Bank AG will pay you a cash payment that is less than the full Face Amount of $10.00 per security, calculated as follows:

Payment at Maturity	= the greater of (i) $1.00 and (ii) $10.00 + [$10.00 × (Basket Return + Buffer Amount)]
= the greater of (i) $1.00 and (ii) $10.00 + [$10.00 × (-150.00% + 10.00%)]
= $1.00

If the securities are not automatically called and the Final Basket Level on the Final Valuation Date is less than the Initial Basket by an amount greater than the Buffer Amount, your initial investment will be fully exposed to any negative Basket Return in excess of the Buffer Amount, resulting in a loss of 1.00% of your initial investment for every 1.00% that the Final Basket Level on the Final Valuation Date is less than the Initial Basket Level by an amount greater than the Buffer Amount. Under these circumstances, you may lose a significant portion, and could lose up to 90.00%, of your initial investment. Any payment on the securities, including any payment upon an automatic call or any repayment of your initial investment at maturity, is subject to the creditworthiness of the Issuer and if the Issuer were to default on its payment obligations, you could lose your entire investment.

Spot Rates
The Spot Rate for the Brazilian real on each date of calculation will be the U.S. dollar/Brazilian real offered rate for U.S. dollars, expressed as the amount of Brazilian reais per one U.S. dollar, for settlement in two business days, as reported by Banco Central do Brasil on SISBACEN Data System under transaction code PTAX-800 (“Consulta de Cambio” or Exchange Rate Inquiry), Option 5 (“Cotacoes para Contabilidade” or Rates for Accounting Purposes), by approximately 6:00 p.m., Sao Paulo time, on such date of calculation, which appears on Reuters Page “BRFR” or any successor page, on such date of calculation.

The Spot Rate for the Mexican peso on each date of calculation will be the U.S. dollar/Mexican peso mid-spot rate, at approximately 4:00 p.m. London time, for the Mexican peso against the U.S. dollar, expressed as units of the Mexican peso per one U.S. dollar, for settlement in two business days, as determined by the calculation agent by reference to the exchange rate reported by the W.M. Company which appears on Reuters Page “WMRSPOT05” (or any successor page) on such date of calculation.

The Spot Rate for the Indian rupee on each date of calculation will be the U.S. dollar/Indian rupee reference rate, expressed as the amount of Indian rupees per one U.S. dollar, for settlement in two business days, as reported by the Reserve Bank of India, which appears on the Reuters Screen RBIB Page at approximately 12:30 p.m., Mumbai time, or as soon thereafter as practicable, on such date of calculation.

The Spot Rate for the Korean won on each date of calculation will be the U.S. dollar/Korean won market average rate, expressed as the amount of Korean won per one U.S. dollar, for settlement in two business days, as reported by the Korea Financial Telecommunications and Clearing Corporation, which appears on the Reuters Screen “KFTC18 Page” to the right of the caption “USD Today” that is available at approximately 3:30 p.m., Seoul time, on such date of calculation or as soon thereafter as practicable.

For each Basket Currency, a higher Spot Rate indicates a weakening of such Basket Currency against the U.S. dollar, while a lower Spot Rate indicates a strengthening of such Basket Currency against the U.S. dollar.

If any of the foregoing Spot Rates is unavailable (or is published in error), the Final Valuation Date may be postponed and the Spot Rate for such Basket Currency may be selected by the calculation agent in good faith and in a commercially reasonable manner, as described under “Description of the Securities — Adjustments to Valuation Dates and Payment Dates” in the accompanying product supplement.

Historical Information
The following charts show the hypothetical historical performance of the Basket as well as historical individual exchange rates for each of the Basket Currencies against the U.S. dollar. In each case, the charts use exchange rates that are based on Bloomberg end-of-day quotations for the period-end dates set forth in the following tables and not on the Spot Rates set forth above. The daily exchange rates published by Bloomberg may differ from the Spot Rates for the applicable Basket Currency. We will not use Bloomberg to determine the applicable Spot Rate for each of the Basket Currencies. For more information see “Spot Rates” in this free writing prospectus.

The first chart below shows the hypothetical historical performance of the Basket from January 3, 2003 through February 19, 2013, assuming that the Final Basket Level on February 19, 2013 was 100 and each Basket Currency had a 25% weight in the Basket on that date. The hypothetical Basket Return is based on actual aggregated historical data of the Basket Currencies and the chart below is a reflection of this data. The charts following each Basket Currency’s exchange rate table set forth the historical exchange rate performance of each respective Basket Currency for the period from January 3, 2003 through February 19, 2013.

These historical data are for illustrative purposes only and are not indicative of the historical or future values of the Spot Rates or of the historical or future performance of the Basket. We cannot give you any assurance that the Basket Return will be greater than zero or that you will receive any positive return on your investment. You may lose up to 90.00% of your investment in the securities. Any historical upward or downward trend in the exchange rates set forth in the following charts during any period set forth below is not an indication that the Spot Rates or Basket Return is more or less likely to increase or decrease at any time during the term of the securities.

The decline of the exchange rate of any Basket Currency (meaning such Basket Currency strengthens relative to the U.S. dollar) will have a positive impact on the overall Basket Return. The increase of the exchange rate of any Basket Currency (meaning such Basket Currency weakens relative to the U.S. dollar) will have a negative impact on the overall Basket Return. Exchange rate movements in the Basket Currencies may not correlate with each other, and the decrease in the exchange rate (or strengthening) of one Basket Currency relative to the U.S. dollar may be moderated, offset or more than offset, by lesser decreases or an increase in the exchange rate (or weakening) of the other Basket Currencies relative to the U.S. dollar.

Brazilian Real
Historical High, Low and Period-End Exchange Rates
January 3, 2003 through February 19, 2013
(expressed as units of Brazilian reais per one U.S. dollar)

Brazilian Real	High	Low	Period End
2003	3.6815	2.8065	2.8915
2004	3.2420	2.6492	2.6560
2005	2.7854	2.1540	2.3355
2006	2.4035	2.0510	2.1364
2007	2.1640	1.7269	1.7800
2008	2.6202	1.5545	2.3145
2009	2.4501	1.6968	1.7445
2010	1.9153	1.6442	1.6613
2011	1.9549	1.5290	1.8668
2012	2.1384	1.6890	2.0516
2013 (through February 19, 2013)	2.0520	1.9495	1.9557

Past performance is not indicative of future performance.

Mexican peso
Historical High, Low and Period-End Exchange Rates
January 3, 2003 through February 19, 2013
(expressed as units of Mexican pesos per one U.S. dollar)

Mexican peso	High	Low	Period End
2003	11.4578	10.0845	11.2285
2004	11.7075	10.7760	11.1470
2005	11.4360	10.3984	10.6350
2006	11.5195	10.4236	10.8033
2007	11.3285	10.6417	10.8988
2008	14.3017	9.8572	13.6733
2009	15.5892	12.4870	13.0914
2010	13.3849	12.1305	12.3401
2011	14.3086	11.4800	13.9357
2012	14.5997	12.5500	12.8533
2013 (through February 19, 2013)	12.9146	12.5556	12.6304

Past performance is not indicative of future performance.

Indian Rupee
Historical High, Low and Period-End Exchange Rates
January 3, 2003 through February 19, 2013
(expressed as units of Indian rupees per U.S. dollar)

Indian Rupee	High	Low	Period End
2003	48.0500	45.2100	45.6250
2004	46.5150	43.2800	43.4600
2005	46.3900	43.1300	45.0500
2006	47.0450	44.0200	44.2700
2007	44.7040	39.1737	39.4125
2008	50.6050	39.2058	48.8025
2009	52.1800	45.8050	46.5250
2010	47.7450	43.9750	44.7050
2011	54.3050	43.8550	53.0650
2012	57.3275	48.6087	54.9950
2013 (through February 19, 2013)	55.3825	52.8900	54.2000

Past performance is not indicative of future performance.

Korean won
Historical High, Low and Period-End Exchange Rates
January 3, 2003 through February 19, 2013
(expressed as units of Korean won per one U.S. dollar)

Korean won	High	Low	Period End
2003	1,263.5000	1,144.8500	1,192.1000
2004	1,198.0000	1,034.9500	1,035.1000
2005	1,062.3000	989.2300	1,010.0000
2006	1,010.5000	912.9000	929.7000
2007	953.5500	899.6900	935.3700
2008	1,524.5800	931.9000	1,259.5500
2009	1,597.4500	1,149.4000	1,164.0000
2010	1,277.8500	1,102.8500	1,126.0000
2011	1,208.2500	1,048.3000	1,152.4500
2012	1,185.5300	1,064.4000	1,064.4000
2013 (through February 19, 2013)	1,099.4000	1,054.4900	1,081.0500

Past performance is not indicative of future performance.

What Are the Tax Consequences of an Investment in the Securities?
In the opinion of our special tax counsel, Davis Polk & Wardwell LLP, which is based on prevailing market conditions, it is more likely than not that the securities will be treated as prepaid financial contracts that are not debt for U.S. federal income tax purposes. If this treatment is respected, you should not recognize taxable income or loss prior to the taxable disposition of your securities (including at maturity or pursuant to a call). The IRS or a court might not agree with this treatment, however, in which case the tax consequences of ownership and disposition of your securities could be materially and adversely affected. The remainder of this discussion is based on the treatment of the securities as prepaid financial contracts that are not debt.

Your gain or loss on the securities should be treated as ordinary income or loss under Section 988 of the Internal Revenue Code (the “Code”) unless, before the close of the day on which you acquire the securities, you make a valid election pursuant to the applicable Treasury regulations under Section 988 to treat such gain or loss as capital gain or loss (a “capital gain election”). Our special tax counsel believes it is reasonable to treat the capital gain election as available and that there should be no adverse consequences as a result of having made a protective capital gain election. However, because there is no direct legal authority addressing the availability of the election for instruments such as the securities, our special tax counsel is unable to conclude that it is more likely than not that the election is available.

To make the capital gain election (assuming it is available), you must, in accordance with the detailed procedures set forth in the regulations under Section 988, either (a) clearly identify the securities on your books and records on the day you acquire them as being subject to the election and file a prescribed statement verifying the election with your federal income tax return or (b) obtain “independent verification” of the election. Assuming that you are permitted to, and do, make the election, your gain or loss on the securities should be capital gain or loss and should be long-term capital gain or loss if at the time of maturity or disposition you have held the securities for more than one year. The deductibility of capital losses is subject to limitations. If you do not make a valid capital gain election, special reporting rules could apply if your ordinary losses under Section 988 exceed a specified threshold.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether beneficial owners of these instruments should be required to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. persons should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

You should review carefully the section of the accompanying product supplement entitled “U.S. Federal Income Tax Consequences.” The preceding discussion, when read in combination with that section, constitutes the full opinion of our special tax counsel regarding the material U.S. federal income tax consequences of owning and disposing of the securities.

Supplemental Plan of Distribution (Conflicts of Interest)
UBS Financial Services Inc. and its affiliates, and Deutsche Bank Securities Inc.(“DBSI”), acting as agents for Deutsche Bank AG, will receive or allow as a concession or reallowance to other dealers discounts and commissions of $0.25 per $10.00 Face Amount of securities. We will agree that UBS Financial Services Inc. may sell all or part of the securities that it purchases from us to its affiliates at the price to the public indicated on the cover of the pricing supplement, the document that will be filed pursuant to Rule 424(b)(2) containing the final pricing terms of the securities, minus a concession not to exceed the discounts and commissions indicated on the cover. DBSI, one of the agents for this offering, is our affiliate. In accordance with Rule 5121 of the Financial Industry Regulatory Authority, Inc. (FINRA) , DBSI may not make sales in this offering to any discretionary account without the prior written approval of the customer. See “Underwriting (Conflicts of Interest)” in the accompanying product supplement.